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Exhibit 22.       List of Subsidiaries of NTN Canada, Inc.


Name of Subsidiary (1)                      Jurisdiction of Incorporation
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B.C. Learning Connection, Inc. (2).......................British Columbia
Magic Lantern Communications Ltd (3)...............................Canada
NTN Interactive Network Inc........................................Canada
1113659 Ontario Ltd. (4)..........................................Ontario
745695 Ontario Ltd. (5)...........................................Ontario
Sonoptic Technologies Inc. (6).....................................Canada

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(1)       Unless otherwise indicated, all named entities are wholly owned subsidiaries of NTN Canada, Inc.
(2)       Wholly owned subsidiary of 745695 Ontario Ltd.
(3)       Wholly owned subsidiary of NTN Interactive Network Inc.
(4)       Partially owned (50%) subsidiary of Magic Lantern Communications Ltd.
(5)       Wholly owned subsidiary of Magic Lantern Communications Ltd.
(6)       Majority owned (75%) subsidiary of Magic Lantern Communications Ltd.

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